THIRD AMENDMENT TO THE
                  INDEPENDENT CONTRACTOR CONSULTANCY AGREEMENT

      This Third Amendment to the Independent Contractor Consultancy Agreement (the "Consultancy Agreement") is made and entered into by and between Ross Stores, Inc. (the "Company") and Norman A. Ferber (the "Contractor"). The Company and the Contractor previously entered into an Independent Contractor Consultancy Agreement that became effective February 1, 2000 and continued in effect until January 31, 2001. The original Consultancy Agreement was extended from February 1, 2001 until January 31, 2002 in the Amendment to the Independent Contractor Consultancy Agreement. The original Consultancy Agreement was further extended from February 1, 2002 until January 31, 2003 in the Second Amendment to the Independent Contractor Consultancy Agreement. It is now the intention of the Company and the Contractor to further amend these agreements as set forth below. Accordingly, the Company and the Contractor now amend the agreements as follows:

      A.    Amendments.

            Paragraph 8.1, will be amended in its entirety to read as follows:

            8.1 Term. This Third Amendment is effective as of February 1, 2003 ("Effective Date") and will continue until January 31, 2004 ("Consultancy Termination Date"). This Agreement is renewable upon the mutual consent of both parties. The terms of such renewal must be in writing and signed by both Company and Contractor.

            Paragraph 9.5, will be amended in its entirety to read as follows:

            9.5 Entire Agreement. This Third Amendment to the Independent Contractor Consultancy Agreement, the Second Amendment to the Independent Contractor Consultancy Agreement effective February 1, 2002, the Amendment to the Independent Contractor Consultancy Agreement effective February 1, 2001, and the Independent Contractor Consultancy Agreement effective February 1, 2000 constitute the entire agreement between the parties relating to this subject matter and all prior or contemporaneous oral or written agreements concerning such subject matter, including relevant terms from the parties prior Amended and Restated Employment Agreement and subsequent amendments. The terms of the Third Amendment to the Independent Contractor Consultancy Agreement and the surviving terms of the Independent Contractor Consultancy Agreement, the Second Amendment to the Independent Contractor Consultancy Agreement and Amendment to the Independent Contractor Consultancy Agreement will govern all services undertaken by Contractor for Company beginning February 1, 2003 and continuing until January 31, 2004, unless otherwise agreed in writing by the parties.


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      B.    No Other Modifications.

            Except as modified by this Agreement, the Independent Contractor Consultancy Agreement that became effective February 1, 2000, the Amendment to the Independent Contractor Consultancy Agreement that became effective February 1, 2001, and the Second Amendment to the Independent Contractor Consultancy Agreement that became effective February 1, 2002 shall remain in force and effect during the term of this Amendment.

                  IN WITNESS WHEREOF, the parties have executed this Amendment, effective February 1, 2003.

Company:                                Contractor:

Ross Stores, Inc.                       Norman A. Ferber


By: /s/ Michael Balmuth                 By: /s/ Norman A. Ferber
    -------------------------------         ------------------------------------
    Name:  Michael Balmuth                  Name:  Norman A. Ferber
    Title: Vice Chairman & CEO              Title: Chairman of the Board


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